Exhibit 99.2

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 12, 2002)                 REGISTRATION NO.  333-96063


                           [B2B Internet HOLDRS Logo]



                        1,000,000,000 Depositary Receipts
                          B2B Internet HOLDRS(SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated March 12, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS(SM) Trust.

         The share amount specified in the table on page 13 of the base prospectus shall be replaced with the following:


                                                                                     Share         Primary
                              Name of Company                         Ticker        Amounts    Trading Market
           ------------------------------------------------          --------     ----------  ----------------
           Agile Software Corporation                                  AGIL            4          NASDAQ
           Ariba, Inc.                                                 ARBA           14          NASDAQ
           CheckFree Corporation                                       CKFR            4          NASDAQ
           Commerce One, Inc.                                          CMRC           12          NASDAQ
           FreeMarkets, Inc.                                           FMKT            3          NASDAQ
           Image X, Inc.                                               IMGX            1          NASDAQ
           Internet Capital Group, Inc.                                ICGE           15          NASDAQ
           Nexprise Inc.                                               NXPS            2          NASDAQ
           Pegasus Solutions, Inc.                                     PEGS            2          NASDAQ
           PurchasePro.com, Inc.                                       PPRO            4          NASDAQ
           QRS Corporation                                             QRSI            1          NASDAQ
           Retek, Inc.                                                 RETK            3          NASDAQ
           Scient Inc.                                                 SCNT           6.2         NASDAQ
           SciQuest, Inc.                                              SQST            3          NASDAQ
           VerticalNet, Inc.                                           VERT            6          NASDAQ


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

            The date of this prospectus supplement is March 31, 2002.